EXHIBIT 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

EnviroStar, Inc.

Miami, Florida

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-208082 and 333-222242) of EnviroStar, Inc. of our reports dated September 13, 2018, relating to the consolidated financial statements, and the effectiveness of EnviroStar, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

BDO USA, LLP

Miami, FL

September 13, 2018

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